                                                                      Exhibit 99
                         Form 4 Joint Filer Information
Names of Joint Filers:

Azure Capital Partners II, L.P.,

Azure Entrepreneurs II, L.P.,

Azure Capital Partners VC Administrators II, L.P.,

Azure Parent, L.L.C.,

Azure Capital Partners, Inc.

Address of Joint Filers:
c/o Azure Parent, L.L.C.
650 California Street, 11th Floor
San Francisco, CA 94108

Designated Filer:

Azure Parent, L.L.C.

Issuer and Ticker Symbol:

CYAN INC [CYN1]

Date of Event:

May 22, 2014

Signatures of Joint Filers:

Canaan VIII L.P.

By: Azure Capital Partners II, L.P.
By: Azure Capital Partners VC Administrators II, L.P.
its sole general partner
By: Azure Parent, L.L.C., its sole general partner
By: /s/ Paul Ferris, manager
    ------------------------------

Azure Entrepeneurs II, L.P.
By: Azure Capital Partners VC Administrators II, L.P.,
its sole general partner,
By: Azure Parent, L.L.C.,
its sole general partner
By: /s/ Paul A. Ferris, manager
    -------------------------------

Azure Capital Partners VC Administrators II, L.P.,
By: Azure Parent, L.L.C., its sole general partner
By: /s/ Paul A. Ferris, manager
    --------------------------------

Azure Parent, L.L.C.
By: /s/ Paul A. Ferris, Manager
    -----------------------------

Azure Capital Partners, Inc.
By: /s/ Paul A. Ferris, its manager
    -----------------------------